                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ X ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
[   ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

VENTRITEX, INC.
- --------------------------------------------------------------------------------
(Name of Registrant as specified in its charter)

- --------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or
         14a-6(i)(2).
[   ]    $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

(1)      Title of each class of securities to which transaction applies:


         -----------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:


         -----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):


         -----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:


         -----------------------------------------------------------------------
(5)      Total fee paid:


         -----------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:


         -----------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:


         -----------------------------------------------------------------------
(3)      Filing Party:


         -----------------------------------------------------------------------
(4)      Date Filed:


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

                                VENTRITEX, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 14, 1996

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VENTRITEX, INC., a Delaware corporation (the "Company"), will be held on Thursday, November 14, 1996 at 10:00 a.m., local time, at the Company's principal executive offices, 701 East Evelyn Avenue, Sunnyvale, California 94086, for the following purposes:

          1. To elect four directors to serve for ensuing terms of one year and until their successors are elected.

          2. To approve and ratify an amendment to the Ventritex, Inc. 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares to a new total of 575,000 shares.

          3. To approve and ratify an amendment to the Company's Restated Certificate of Incorporation for the purpose of increasing the authorized number of shares of the Company's Common Stock by 65,000,000 shares to a new total of 100,000,000 shares.

          4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1997.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 25, 1996 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          FRANK M. FISCHER
                                          President and Chief Executive Officer

Sunnyvale, California
October 8, 1996

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                                VENTRITEX, INC.
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 14, 1996
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of VENTRITEX, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Thursday, November 14, 1996 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, 701 East Evelyn Avenue, Sunnyvale, California 94086. The Company's telephone number at that location is (408) 738-4883.

     These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended June 30, 1996 (the "Last Fiscal Year"), including financial statements, were first mailed on or about October 8, 1996 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on September 25, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. The Company has one series of common shares outstanding, designated Common Stock. At the Record Date, 20,895,514 shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), were issued and outstanding and held of record by 450 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     Each stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (four) multiplied by the number of shares held by such stockholder, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than four candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters (Proposals Two, Three and Four), each share has one vote.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present in person or represented by proxy. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock, present in person or represented by proxy, at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter. If a quorum is not present or represented, then either the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

     Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

     Broker non-votes, however, shall be treated differently. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     Therefore, for purposes of the election of directors (Proposal One), neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For purposes of the approval of the amendment to the Ventritex, Inc. 1991 Employee Stock Purchase Plan (Proposal Two), the approval of the amendment to the Company's Restated Certificate of Incorporation (Proposal Three) and the ratification and appointment of Ernst & Young LLP as independent auditors of the Company (Proposal Four), abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote.

     Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which there are no instructions indicated about a specified proposal will be voted as follows: (i) FOR the election of the four persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; (ii) FOR the approval of the amendment to the Ventritex, Inc. 1991 Employee Stock Purchase Plan; (iii) FOR the approval of the amendment to the Company's Restated Certificate of Incorporation; and
(iv) FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the Proxy will vote the shares they represent as the Board of Directors may recommend. The persons named in the Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc., a proxy solicitation firm, in connection with the Annual Meeting at an estimated cost of $6,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting must be received by the Company at its principal executive offices no later than July 17, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms submitted to it during the Last Fiscal Year, the Company believes that, during the Last Fiscal Year, its officers, directors and 10% stockholders were in compliance with all applicable filing requirements, with the exception that one director did not timely file a report of change in ownership on Form 4 with respect to one transaction, which was subsequently reported on a timely-filed Form 5.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of September 25, 1996 by (i) each person known to the Company who beneficially owned more than 5% of the outstanding shares of its Common Stock, (ii) each director of the Company, (iii) each officer of the Company named in the table under "EXECUTIVE COMPENSATION -- Summary Compensation Table" below and (iv) all directors and executive officers as a group. The number and percentage of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of September 25, 1996 through the exercise of any stock option or other right. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 20,895,514 shares of the Company's Common Stock were issued and outstanding as of September 25, 1995.

                                                              SHARES BENEFICIALLY       APPROXIMATE
                      NAME AND ADDRESS                             OWNED(1)           PERCENT OWNED(2)
- ------------------------------------------------------------  -------------------     ----------------
Massachusetts Financial Services............................       2,461,100                11.8%
  500 Boyston Street
  Boston, MA 02116
Wellington Management Company...............................       2,050,900                 9.8%
  75 State Street
  Boston, MA 02109
Loomis Sayles & Co., Inc....................................       1,748,000                 8.4%
  1 Financial Center, 34th Floor
  Boston, MA 02111
Frank M. Fischer(3).........................................         235,313                 1.1%
Richard L. Karrenbrock(4)...................................         214,862                 1.0%
Michael B. Sweeney(5).......................................         180,649                    *
Kevin T. Larkin(6)..........................................          96,376                    *
Mark J. Meltzer(7)..........................................          80,100                    *
Stephen C. Masson(8)........................................          40,636                    *
Walter J. McNerny(9)........................................          29,700                    *
C. Raymond Larkin, Jr.(10)..................................          27,500                    *
Robert R. Momsen(11)........................................          23,507                    *
All directors and executive officers as a group
  (14 persons)(12)..........................................       1,266,315                 5.9%

- ---------------
  *  Less than one percent.

 (1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to the shares beneficially owned by them, subject to community property laws.

 (2) Percent of the outstanding shares of Common Stock, treating as outstanding all shares issuable on exercise of options held by the particular beneficial owner that are included in the first column.

 (3) Includes 36,667 shares subject to options exercisable within 60 days of September 25, 1996.

 (4) Includes 17,500 shares subject to options exercisable within 60 days of September 25, 1996.

 (5) Includes 25,000 shares subject to options exercisable within 60 days of September 25, 1996.

 (6) Includes 95,730 shares subject to options exercisable within 60 days of September 25, 1996.

 (7) Includes 66,875 shares subject to options exercisable within 60 days of September 25, 1996.

 (8) Includes 30,354 shares subject to options exercisable within 60 days of September 25, 1996.

 (9) Includes 27,500 shares subject to options exercisable within 60 days of September 25, 1996.

(10) Includes 27,500 shares subject to options exercisable within 60 days of September 25, 1996.

(11) Includes 17,500 shares subject to options exercisable within 60 days of September 25, 1996.

(12) Includes 418,188 shares subject to options exercisable within 60 days of September 25, 1996, held by the nine directors and officers listed above and five additional officers not listed above.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     A Board of four directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the four nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holder will vote all proxies received by him in accordance with cumulative voting to assure the election of as many of the Board of Directors' nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until that person's successor has been elected.

     After serving on the Company's Board since 1993, Mr. Walter J. McNerny will not stand for re-election at the Annual Meeting. Mr. McNerny was a valued member of the Board, providing mentorship to the executive officer group as well as the Board through major growth and other challenging stages of the Company's development.

VOTE REQUIRED

     The four nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

                                                                                 DIRECTOR
       NAME OF NOMINEE          AGE             PRINCIPAL OCCUPATION              SINCE
- ------------------------------  ---     -------------------------------------    --------
Frank M. Fischer..............  54      President and Chief Executive Officer      1987
                                        of the Company
Richard L. Karrenbrock........  70      Investment Banker                          1985
C. Raymond Larkin, Jr.........  48      President and Chief Executive              1993
                                        Officer, Nellcor Puritan Bennett
                                        Incorporated
Robert R. Momsen..............  49      General Partner, InterWest Partners        1986

     Frank M. Fischer became President, Chief Executive Officer and a director of the Company in July 1987. Mr. Fischer holds an M.S. degree from Rensselaer Polytechnic Institute. He is also a director of Heartport, Inc. and Heartstream, Inc.

     Richard L. Karrenbrock became a director of the Company in April 1985. Since 1981, he has been an investment banker and private investor. He was formerly a director of several medical device companies including Advanced Cardiovascular Systems, Inc. Mr. Karrenbrock holds an M.B.A. from Harvard University.

     C. Raymond Larkin, Jr. became a director of the Company in February 1993. Since 1983, he has held various executive positions with Nellcor Incorporated, a medical products company, for which he served as President from 1989 until August 1995 when he became President and Chief Executive Officer of Nellcor Puritan Bennett Incorporated upon the merger of Nellcor Incorporated with Puritan-Bennett Corporation. Mr. Larkin is also a director of Nellcor Puritan Bennett Incorporated, ArthroCare Corporation and Neuromedical Systems, Inc. He holds a B.S. degree from LaSalle University.

     Robert R. Momsen became a director of the Company in August 1986. Since 1982, he has been a general partner of the general partner of the InterWest Partners group of venture capital funds. Mr. Momsen is also a director of COR Therapeutics, Inc., ArthroCare Corporation, Integ, Inc., Innovasive Devices, Inc. and Urologix, Inc. He holds an M.B.A. from Stanford University.

     There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors of the Company held four meetings during the Last Fiscal Year. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which he served, if any, during his tenure as a director.

     The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     During the last Fiscal Year, the Audit Committee consisted of directors Karrenbrock, Larkin and Momsen. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held four meetings during the Last Fiscal Year.

     During the Last Fiscal Year, the Compensation Committee consisted of directors Karrenbrock, McNerny and Momsen. The Compensation Committee reviews and makes decisions concerning salaries and incentive compensation for officers of the Company. The Compensation Committee held four meetings during the Last Fiscal Year.

     Directors who are not employees of the Company ("Outside Directors") are paid an annual retainer of $10,000 and are paid $1,000 (plus out-of-pocket travel expenses) for attending each meeting, including meetings of committees unless held on the same day as a board meeting. On July 1, 1996, pursuant to the Company's 1995 Director Option Plan, each Outside Director was granted an option to purchase 7,500 shares of the Company's Common Stock at an exercise price of $19.00 per share.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     Summary Compensation Table. The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered during each of the three fiscal years ended June 30, 1994, 1995 and 1996:

                                                                           LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                          ------------
                                                                           SECURITIES
                                                                           UNDERLYING
                                               ANNUAL COMPENSATION          OPTIONS
                                 FISCAL     -------------------------        (# OF            ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR      SALARY($)     BONUS($)(1)       SHARES)        COMPENSATION($)
- -------------------------------  ------     ---------     -----------     ------------     ---------------
Frank M. Fischer,                 1996      $ 315,000      $  45,000         65,000            $ 4,655(2)
  President, Chief Executive      1995       $301,154      $ 108,000         65,000            $ 1,500(2)
  Officer, Acting CFO             1994       $276,058      $ 150,000             --                 --
Michael B. Sweeney,               1996      $ 212,000      $  60,000         30,000            $ 4,655(2)
  Vice President, Clinical        1995       $200,769       $ 50,000         30,000            $ 1,500(2)
  Engineering and Regulatory      1994       $180,692       $ 75,000             --                 --
  Affairs
Mark J. Meltzer,                  1996      $ 193,113      $  56,250         20,000            $ 6,293(2)
  Vice President, Patent          1995       $181,390       $ 30,000         15,000            $ 1,500(2)
  Counsel                         1994       $166,862       $ 45,000             --                 --
Kevin T. Larkin,                  1996      $ 176,600      $  50,400         20,000            $ 4,749(2)
  Vice President, Marketing       1995       $168,646       $ 45,000         20,000            $ 1,500(2)
  and Sales                       1994       $164,194       $ 75,000             --            $69,542(3)
Stephen C. Masson(4)              1996      $ 165,000      $  48,000         25,000            $ 4,420(2)
  Vice President, Defibrillator   1995       $ 42,404       $ 70,000         62,500            $ 1,500(2)
  Development                     1994       $     --       $     --             --            $    --

- ---------------
(1) Represents discretionary bonus payments determined by the Board of Directors or the compensation committee thereof.

(2) Represents matching grants to salary deferral plan.

(3) Represents relocation expenses paid to Mr. Larkin.

(4) Mr. Masson became Vice President, Defibrillator Development on April 3,
     1995.

     Option Grants in Last Fiscal Year. The following table sets forth information with respect to options granted during fiscal 1996 to each executive officer named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                NUMBER OF       % OF TOTAL                                 POTENTIAL REALIZABLE
                               SECURITIES        OPTIONS                                  VALUE AT ASSUMED ANNUAL
                               UNDERLYING       GRANTED TO     EXERCISE OR                 RATES OF STOCK PRICE
                                 OPTIONS       EMPLOYEES IN    BASE PRICE     EXPIRATION  APPRECIATION FOR OPTION
           NAME               GRANTED(#)(1)    FISCAL YEAR       ($/SH)         DATE              TERM(2)
- ---------------------------   -------------    ------------    -----------    --------   -------------------------
                                                                                            5%($)         10%($)
                                                                                         ---------      --------
Frank M. Fischer...........       65,000           6.4%          $ 15.63       7/01/06    $638,925      $1,619,163
Michael B. Sweeney.........       30,000           3.0%          $ 15.63       7/01/06    $294,889      $  747,306
Mark J. Meltzer............       20,000           2.0%          $ 15.63       7/01/06    $196,592      $  498,204
Kevin T. Larkin............       20,000           2.0%          $ 15.63       7/01/06    $196,592      $  498,204
Stephen C. Masson..........       25,000           2.5%          $ 15.63       7/01/06    $245,741      $  622,755

- ---------------
(1) All listed options were granted under the Company's 1995 Stock Option Plan at an exercise price equal to the fair market value on the date of grant. These stock options vest as to 25% of the shares from the date of grant at the end of the first year and 1/48 of the shares per month thereafter, with full vesting occurring four years after the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates mandated by the Securities and Exchange Commission's rules and do not represent an estimate or projection by the Company as to the future price of the Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company does not believe that any formula will determine with reasonable accuracy a present value based on future factors, which include factors that are unknown and may be volatile and/or outside the control of the Company.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, information with respect to option exercises during fiscal 1996 and the value of unexercised options at June 30, 1996:

                                                               NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-
                                                                 OPTIONS AT FISCAL              THE-MONEY OPTIONS AT
                                SHARES                              YEAR-END(#)                    YEAR-END $(2)
                              ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME                EXERCISE      REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------------   -----------    -----------    -----------    -------------    -----------    -------------
Frank M. Fischer...........         --               --        31,250         113,750        $ 171,044       $ 139,831
Michael B. Sweeney.........         --               --        22,500          52,500        $ 163,388       $  64,538
Mark J. Meltzer............         --               --        63,021          36,979        $   3,281       $  39,744
Kevin T. Larkin............         --               --        89,375          50,625        $   4,375       $  43,025
Stephen C. Masson..........      9,750        $ 207,393        23,656          69,844        $  34,569       $ 123,206

- ---------------
(1) Based on the closing price of the Company's Common Stock on the date of the exercise.

(2) Based on a fair market value of $17.13, which was the closing price of the Company's Common Stock on June 30, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Last Fiscal Year, Richard L. Karrenbrock, Walter J. McNerny and Robert R. Momsen served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the Last Fiscal Year, no officer of the Company had an "interlock" relationship to report.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law, as such law currently exists or as it may be amended in the future, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Bylaws authorize the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law, as such law currently exists or as it may be amended in the future. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     The Company has adopted a severance plan (the "Severance Plan") covering certain of its employees, including each of its executive officers. This Severance Plan provides that upon a change of control and upon the event of a subsequent not-for-cause termination or constructive termination, such employees would be eligible to receive a severance payment. For this purpose, a "change of control" is defined as (i) a person acquiring 30% or more of the Company's outstanding stock, (ii) a change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors, or (iii) the stockholders approving a merger or consolidation of the Company with any other corporation as further described in the Severance Plan. Severance payments under the Severance Plan vary. Executive officers would receive an amount equal to three times their annual base salary and target bonus plus $25,000. Other participants would receive an amount equal to twice their annual base salary and target bonus plus $12,500. The Severance Plan remains in effect for two years subsequent to a change of control.

     The Company loaned $300,000 on August 30, 1995 to Robert D. Gaffney, Vice President of Manufacturing, so that Mr. Gaffney could finance taxes paid in connection with his exercise of certain non-statutory stock options to purchase Common Stock of the Company. On April 12, 1996, the Company loaned Mr. Gaffney an additional $500,000 for the same purpose. On the same date, the Company canceled the promissory note representing the $300,000 loan and received from Mr. Gaffney a new promissory note with a principal amount of $810,634.67, representing the principal and accrued interest on the $300,000 loan and the principal amount of the $500,000 loan. The $810,634.67 loan bears interest at 5.33% per annum, is due in full in two years and is secured by pledged Common Stock and a deed of trust against Mr. Gaffney's principal residence.

COMPENSATION COMMITTEE REPORT

     The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

     During the Last Fiscal Year, the Committee, in conjunction with an independent consulting firm, conducted a review of the Company's executive compensation programs. As part of this review, the Committee compared the Company's compensation programs (including base salary, annual incentives compensation and long-term incentive compensation) with those of certain competitor companies. Competitive market data were drawn from industry and geographic competitors, manufacturers of high technology health care products and compensation surveys.

COMPENSATION PHILOSOPHY

     The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

     -- Align the financial interests of the management team with the Company and its stockholders;

     -- Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

     -- Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

     -- Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

     The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

     1. Base salary. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

     2. Annual cash (short-term) incentives. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer positions based upon industry and peer group surveys and range from approximately 30% to approximately 60% of base salary, with 60% for the chief executive position. In establishing bonus amounts, the Committee generally considers the performance of each officer in his or her respective area of accountability, each officer's respective contribution to the success of the Company and competitive data for similar positions. In establishing bonus awards for the Last Fiscal Year, the Committee primarily considered the financial performance for the Last Fiscal Year. Net sales and operating profitability during the Last Fiscal Year fell well below targeted levels and resulted in a significant loss. After considering these criteria, the Committee decided no bonuses for the Last Fiscal Year would be paid. No executive officer, including the Chief Executive Officer, received a cash bonus under this plan for Fiscal 1996.

      A Retention Bonus Program was created in May 1995. The purpose of the plan was to retain and focus key employees, including officers, on Ventritex's goals during the period following approval of competitors' pectorally implantable defibrillators and before approval of the Company's Cadet implantable defibrillator. Retention bonuses were based upon 30% of the employee's base salary as of May 1995. As requested by the Chief Executive Officer, his retention bonus was reduced from 30% to 15% of his base salary as of May 1995.

     3. Equity based incentive compensation. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. The Committee independently reviewed these same factors in determining the option grant to the Chief Executive Officer. During the Last Fiscal Year, an option award of 65,000 shares of Common Stock was granted to the Chief Executive Officer. All stock options granted to executive officers in the Last Fiscal Year provide for vesting over a four-year period.

COMPENSATION COMMITTEE MEMBERS:

Richard L. Karrenbrock
Walter J. McNerny
Robert R. Momsen

     The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total return to stockholders of the Company's Common Stock at June 30, 1996 since January 22, 1992 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) the "Nasdaq Stock Market -- U.S." index, and (ii) the Hambrecht & Quist "Healthcare, Excluding Biotechnology" index. The graph assumes the investment of $100 on January 22, 1992 in the Company's Common Stock and each of such indices (from December 31, 1991) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at June 30, 1992, 1993, 1994, 1995 and 1996 and not for any interim period. The Stock Performance Graph is not necessarily indicative of future price performance.

                COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
            AMONG VENTRITEX, INC., THE NASDAQ STOCK MARKET-US INDEX
          AND THE HAMBRECHT & QUIST HEALTHCARE EXCLUDING BIOTECH INDEX

                                                                  HAMBRECHT &
                                                                 QUIST HEALTH-
                                                                   CARE EX-
      MEASUREMENT PERIOD          VENTRITEX,     NASDAQ STOCK      CLUDING
    (FISCAL YEAR COVERED)            INC.         MARKET- US        BIOTECH
1/22/92                                    100             100             100
6/92                                       124              96              79
6/93                                       139             121              57
6/94                                       103             122              54
6/95                                        94             163              77
6/96                                        95             209             107

* $100 INVESTED ON 1/22/92 IN STOCK OR ON 12/31/92 IN INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

     The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                  PROPOSAL TWO

                     APPROVAL AND RATIFICATION OF AMENDMENT
            TO THE VENTRITEX, INC. 1991 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Ventritex, Inc. 1991 Employee Stock Purchase Plan (the "Purchase Plan") was adopted in November 1991. The Purchase Plan is intended to allow employees of the company and its designated subsidiaries to purchase Common Stock at regular intervals by means of wage and salary deferrals on a tax-favored basis. A total of 75,000 shares of Common Stock were originally reserved for issuance under the Purchase Plan. In April 1994, the Board of Directors amended the 1991 Purchase Plan to increase the number of shares reserved thereunder to 325,000, which amendment was approved by stockholders in December 1994. 118,268 of such shares remained available for issuance under the Purchase Plan as of September 25, 1996. The stockholders are being requested to consider and approve the amendment to the Purchase Plan by increasing the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares to 575,000 shares.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve and ratify the amendment increasing shares under the 1991 Purchase Plan.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

PROPOSED AMENDMENT

     The Board of Directors believes that, in order to attract qualified employees and provide an incentive to its current employees, it is necessary to offer such employees the opportunity to purchase Common Stock in the Company pursuant to the Purchase Plan. Accordingly, in July 1996, the Board of Directors approved an amendment to the Purchase Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares to an aggregate of 575,000 shares. The Board of Directors believes that the 250,000 additional shares of Common Stock available for issuance as a result of the amendment should be sufficient to meet the Company's requirements for approximately three years.

SUMMARY OF THE PURCHASE PLAN

     The central features of the Purchase Plan are outlined below.

     Administration.  The Purchase Plan, which is intended to qualify under
Section 423 of the Code, is administered by the Board of Directors or a committee of members of the Board of Directors (the "Administrator"). All questions of interpretation or application of the Purchase Plan are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

     Eligibility and Participation. Company employees are eligible to participate in the Purchase Plan if they are customarily employed for at least 20 hours per week and more than five months per year. Moreover, the Board of Directors may designate that such employees of its subsidiaries are eligible to participate in the Purchase Plan. However, no employee who owns five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries is eligible to participate. Eligible employees become participants in the Purchase Plan by filing with the payroll office of the Company a Subscription Agreement authorizing payroll deductions prior to the applicable offering date. By executing the Subscription Agreement, each participant is in effect granted an option to purchase shares of Common Stock. Unless a participant withdraws from participation in the Purchase plan or his or her participation is otherwise discontinued, the participant's option for the purchase of shares will be exercised automatically at the end of the Offering Period for the maximum number of shares at the applicable price. Approximately 200 employees participate in a typical offering period under the Purchase Plan, resulting in the issuance of approximately 40,000 shares in each offering period.

     Offering Periods. The Purchase Plan consists of consecutive six-month offering periods ("Offering Periods"). Shares are purchased on the last day of each Offering Period (the "Exercise Date"). A new offering commences every six months, generally on the first business day on or after April 1 and October 1 of each year. The Administrator may change the commencement date and duration of Offering Periods without obtaining stockholder approval.

     Purchase Price. The Purchase Price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock (a) on the date of commencement of the Offering Period or (b) on the applicable Exercise Date within such Offering Period. The fair market value of the Common Stock on a given day is based on the last reported sale price on the Nasdaq Stock Market.

     Adjustment on Changes in Capitalization. In the event any changes are made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors in the shares subject to purchase under the Purchase Plan and in the purchase price per share. In the event of a proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to such dissolution or liquidation, unless the Board of Directors provides otherwise. In the event of a proposed sale of all or substantially all of the assets of the Company, or a merger of the Company with or into another corporation, each option of the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date.

     Non-Assignability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     Amendment and Termination of the Purchase Plan. The Board of Directors may at any time and for any reason terminate or amend the Purchase Plan. Except upon a change in capitalization, no such termination may affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board of Directors determines that the termination of the Purchase Plan is in the best interest of the Company and its stockholders. Except upon a change in capitalization, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act, or under Section 423 of the Code (or any successor, rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

     Tax Information. The Purchase Plan, and the right to participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon a sale or other disposition of the shares, the participant will generally be subject to tax and the amount of tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the Purchase Plan; it does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside.

                                 PROPOSAL THREE

                   APPROVAL AND RATIFICATION OF AMENDMENT TO
                  VENTRITEX, INC. CERTIFICATE OF INCORPORATION

GENERAL

     The Company's current Restated Certificate of Incorporation (the "Certificate") provides that the Company's authorized capital stock shall consist of 5,000,000 shares of Preferred Stock, par value $.001 per share, and 35,000,000 shares of Common Stock, par value $.001 per share. In August 1996, the Company completed a public offering of its convertible subordinated notes, which are convertible into an aggregate of approximately 3,350,000 shares of Common Stock. As a result of the offering of these convertible notes, the number of shares of Common Stock that remain authorized but not issued or reserved for issuance, as of the Record Date, is approximately 7,000,000 shares. The Company believes it is important to retain a significant reserve of authorized but not issued or reserved Common Stock that could be used to declare stock dividends or stock splits, raise additional capital through the sale of securities, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses. In July 1996, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 100,000,000 shares.

VOTE REQUIRED

     The affirmative vote of a majority of the Votes Cast will be required to approve and ratify the amendment to the Certificate increasing the authorized shares of Common Stock.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

CURRENT NUMBER OF SHARES OUTSTANDING AND SUBJECT TO OPTIONS

     At the Record Date, 20,895,514 shares of Common Stock were issued and outstanding, approximately 2,711,604 additional shares were issuable upon exercise of outstanding options, approximately 614,707 shares were reserved for future grants under the Company's stock option plans, and an additional 118,268 shares were reserved for issuance under the Company's 1991 Employee Stock Purchase Plan. No shares of Preferred Stock were outstanding or subject to options.

WORDING OF AMENDMENT

     Under the proposed amendment, Paragraph 1 of Article IV of the Certificate would be amended to read as follows:

         The Corporation is authorized to issue two classes of stock to be designated, respectively, Preferred Stock, par value $.001 per share ("Preferred"), and Common Stock, par value $.001 per share ("Common"). The total number of shares of Common that the Corporation shall have authority to issue is 100,000,000. The total number of shares of Preferred that the Corporation shall have authority to issue is 5,000,000. The Preferred may be issued from time to time in one or more series.

         If the Amendment is adopted, it will become effective upon the filing of the amendment with the Delaware Secretary of State.

EFFECT OF AMENDMENT

     If approved, the proposed amendment to the Certificate would authorize additional shares of Common Stock that will be available in the event that the Board of Directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. If the proposed amendment is adopted, 65,000,000 additional shares of Common Stock of the Company will be available for issuance at the discretion of the Board of Directors, except that certain large issuances of shares may require stockholder approval in accordance with the requirements of The Nasdaq Stock Market and certain stock-based employee benefit plans may require stockholder approval in order to obtain desirable treatment under tax or securities laws and accounting regulations.

     The Board of Directors believes it desirable that the Company have the flexibility to issue the additional shares as described above. As is typical in publicly held technology companies, the holders of Common Stock have no preemptive rights to purchase any stock of the Company. Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. No actions are currently being taken with respect to any large issuance of additional shares.

     The flexibility of the Board of Directors to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in an unfriendly takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of Common Stock (as well as the existing authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company.

     In August 1994, the Board of Directors adopted the Preferred Shares Rights Agreement (the "Rights Agreement") and issued under the Rights Agreement, as a dividend to the holders of Common Stock, rights to purchase Preferred Stock which may be converted, under certain circumstances, into Common Stock. The Rights Agreement is designed to protect stockholders against the adverse consequences of partial takeovers and other abusive takeover tactics which the Board of Directors believes are not in the best interests of the Company's stockholders by providing for certain rights to acquire the Common Stock of the Company or of an acquiring entity upon the occurrence of certain events. These rights, should they become exercisable, could possibly deter a potential takeover of the Company. In the event the rights become exercisable, the Company might have to issue a substantial number of new shares of Common Stock. Although under the Rights Agreement the Company is not now obligated (but must use best efforts) to reserve shares of Common Stock for issuance thereunder, a failure to have sufficient shares available could result in a delay or failure of implementation of the Rights Agreement. An increase in the authorized number of shares of Common Stock could therefore make a change in control of the Company more difficult by facilitating the operation of the Rights Plan.

                                 PROPOSAL FOUR

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending June 30, 1997 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's annual financial statements since its inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

     The affirmative vote of the majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1997.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the Proxy will vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the Annual Meeting regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying Proxy in the enclosed envelope, at your earliest convenience.

                                          THE BOARD OF DIRECTORS

Dated: October 8, 1996

                                VENTRITEX, INC.

                       1991 EMPLOYEE STOCK PURCHASE PLAN
                 (as proposed to be amended November 14, 1996)


         The following constitute the provisions of the 1991 Employee Stock Purchase Plan of Ventritex, Inc.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.      Definitions.

                 (a) "Board" shall mean the Board of Directors of the Company.

                 (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (c) "Common Stock" shall mean the Common Stock of the Company.

                 (d) "Company" shall mean Ventritex, Inc., a California corporation.

                 (e) "Compensation" shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

                 (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                 (g) "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                 (h) "Enrollment Date" shall mean the first day of each Offering Period.

                 (i) "Exercise Date" shall mean the last day of each Offering Period.

                 (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                          (1)  If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

                          (2)  If the Common Stock is quoted on the NASDAQ
system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable, or;

                          (3)  In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                 (k) "Offering Period" shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, during which an option granted pursuant to the Plan may be exercised. Notwithstanding the foregoing, the first Offering Period shall commence on the first Trading Day on or after the closing of the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, and shall terminate on the last Trading Day in the period ending September 30, 1992.

                 (l)      "Plan" shall mean this Employee Stock Purchase Plan.

                 (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                 (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

                 (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                 (p) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated
Quotation (NASDAQ) System are open for trading.

         3.      Eligibility.

                 (a) Any Employee (as defined in Section 2(g)) shall be eligible to participate in the Plan so long as such Employee (i) is employed by the Company on a given Enrollment Date and (ii) has been continuously employed by the Company for at least three (3) consecutive months (except that, for Employees subject to Section 16 of the Securities Exchange Act of 1934, such period shall be six (6) consecutive months unless the shareholders of the Company have approved the amendment of this paragraph reducing such period to three (3) consecutive months).

                 (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five

Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods as described in Section 2(k), or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5.      Participation.

                 (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

                 (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

         6.      Payroll Deductions.

                 (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) nor more than ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period.

                 (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                 (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant may not increase the rate of his or her payroll deductions during the Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

                 (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

                 (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

         10.     Withdrawal; Termination of Employment.

                 (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an

Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

                 (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated.

                 (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.     Stock.

                 (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 575,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                 (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                 (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         13.     Administration.

                 (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.
The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                          (1)     Members of the Board who are eligible to
participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                          (2)     If a Committee is established to administer
the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

                 (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

         14.     Designation of Beneficiary.

                 (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                 (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18.     Adjustments Upon Changes in Capitalization.

                 (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                 (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                 (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

                 The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         19.     Amendment or Termination.

                 (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in
Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                 (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                 As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated under Section 19 hereof.

         23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                   EXHIBIT A


                                VENTRITEX, INC.

                       1991 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT



        Original Application                       Enrollment Date:
- ------                                                              -----------
        [Change in Payroll Deduction Rate]
- ------
        Change of Beneficiary(ies)
- ------


1.       ________________________________________ hereby elects to participate in the Ventritex, Inc. 1991 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not less than 1% and not more than 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete "Ventritex, Inc. 1991 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):

         _____________________________________________________________________

         _____________________________________________________________________.


6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or
         (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:



NAME:  (Please print)
                      ----------------------------------------------------------
                         (First)             (Middle)               (Last)


- --------------------------------    --------------------------------------------
Relationship

                                    --------------------------------------------
                                    (Address)




NAME:  (Please print)
                      ----------------------------------------------------------
                         (First)             (Middle)               (Last)


- --------------------------------    --------------------------------------------
Relationship

                                    --------------------------------------------
                                    (Address)

Employee's Social
Security Number:
                                    --------------------------------------------



Employee's Address:
                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



Dated:
       ---------------------         -------------------------------------------
                                     Signature of Employee


                                     -------------------------------------------
                                     Spouse's Signature (If beneficiary
                                     other than spouse)

                                   EXHIBIT B


                                VENTRITEX, INC.

                       1991 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL



         The undersigned participant in the Offering Period of the Ventritex, Inc. 1991 Employee Stock Purchase Plan which began on ____________, 19____ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.



                                        Name and Address of Participant


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


                                        Signature


                                        ----------------------------------------


                                        Date:
                                              ----------------------------------